UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

DESTINY MEDIA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28259	84-1516745
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

428 – 1575 West Georgia
 Vancouver, British Columbia, Canada V6G 2V3
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 609-7736

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 19, 2025, Destiny Media Technologies Inc. (the "Company") extended its Online Content Distribution Services Agreement (the "Agreement") with Universal Music Group Recording Services, Inc. ("Universal Music"). The Agreement has been extended for an additional three years and now runs through December 31, 2028.

Under the Agreement, service fees are set at USD $1.6 million for the 2026 calendar year and will increase by 2% annually for the remainder of the term. The revised fee structure reflects reduced engineering development requirements following Universal Music's full transition to the Play MPE® online platform. Where additional development services are required, the Agreement provides for separate fees associated with those services. The Agreement excludes distributions to current and prospective clients of Play MPE® (or the Company) that are not presently covered under the Agreement.

Various Universal Music entities have been under services agreements with Play MPE® since 2005, with a global agreement in place since 2009. This extension represents the longest term agreed to date and the first to incorporate an annual inflation adjustment over a multi-year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: December 23, 2025
	By:	/s/ FRED VANDENBERG
FRED VANDENBERG
Chief Executive Officer, President and Secretary